Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V42014-P06889 THE CHEFS’ WAREHOUSE, INC. 100 EAST RIDGE ROAD RIDGEFIELD, CT 06877 THE CHEFS’ WAREHOUSE, INC. 2024 Annual Meeting Vote by May 9, 2024 11:59 PM ET. For shares held in a Plan, vote by May 6, 2024 11:59 PM ET. You invested in THE CHEFS’ WAREHOUSE, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 10, 2024. Get informed before you vote View the 2024 Notice and Proxy Statement, Proxy Card and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 26, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually at the Meeting* May 10, 2024 10:00 AM EDT Virtually at: www.virtualshareholdermeeting.com/chef24

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V42015-P06889 1. Election of Directors Nominees: 1a. Ivy Brown For 1b. Joseph Cugine For 1c. Steven F. Goldstone For 1d. Aylwin Lewis For 1e. Katherine Oliver For 1f. Lester Owens For 1g. Christopher Pappas For 1h. John Pappas For 1i. Richard N. Peretz For 1j. Debra Walton-Ruskin For 1k. Wendy M. Weinstein For 2. To ratify the selection of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 27, 2024. For 3. To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the 2024 Proxy Statement. For 4. To vote, on a non-binding, advisory basis, on the frequency of future non-binding advisory votes on the compensation of our named executive officers. 1 Year NOTE: We will transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.